Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2013 Financial Results

TYSONS CORNER, Va., January 27, 2014 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended December 31, 2013 (the fourth quarter of its 2013 fiscal year).

Fourth quarter 2013 revenues were $165.9 million versus $156.0 million for the fourth quarter of 2012, a 6% increase. Product licenses and subscription services revenues for the fourth quarter of 2013 were $58.8 million versus $48.1 million for the fourth quarter of 2012, a 22% increase. Product support revenues for the fourth quarter of 2013 were $72.5 million versus $68.8 million for the fourth quarter of 2012, a 5% increase. Other services revenues for the fourth quarter of 2013 were $34.6 million versus $39.1 million for the fourth quarter of 2012, a 12% decrease.

Operating expenses for the fourth quarter of 2013 were $114.4 million versus $105.9 million for the fourth quarter of 2012, an 8% increase.

Income from continuing operations for the fourth quarter of 2013 was $18.5 million, as compared to income from continuing operations of $13.7 million for the fourth quarter of 2012, a 35% increase. Net income for the fourth quarter of 2013 was $16.1 million, or $1.43 per share on a diluted basis, as compared to net income of $8.2 million, or $0.73 per share on a diluted basis, for the fourth quarter of 2012.

Non-GAAP income from continuing operations, which excludes share-based compensation expense, was $20.2 million for the fourth quarter of 2013, as compared to non-GAAP income from continuing operations of $13.7 million for the fourth quarter of 2012, a 47% increase.

As of December 31, 2013, MicroStrategy had cash and cash equivalents and short-term investments, excluding those held-for-sale, of $357.4 million versus $223.1 million as of December 31, 2012, an increase of $134.3 million. As of December 31, 2013, MicroStrategy had 9.1 million shares of class A common stock and 2.2 million shares of class B common stock outstanding.

The table at the end of this press release includes a reconciliation of income from continuing operations to non-GAAP income from continuing operations for the three and twelve months ended December 31, 2013 and 2012. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

BI Scorecard Places MicroStrategy as Top Vendor Across All 14 Product Capabilities for BI Platforms

In December 2013, the widely followed BI Scorecard rated MicroStrategy the top vendor across all 14 of the product capabilities identified for Business Intelligence (BI) Platforms. This is the third year in a row that MicroStrategy has topped the list of vendors in the BI Scorecard. Highlights from the study produced by independent analyst Cindi Howson include:

•	Only vendor to achieve “Excellent” or “Good” (green) ratings in all 14 functional areas.

•	Largest number of “Excellent” ratings of any vendor – in eight of fourteen categories.

•	Only vendor to be rated “Excellent” in the “Mobile BI” category.

•	Highest rated among BI Platform vendors in the “Ease of Use” and “Visual Discovery” categories.

•	Only vendor to be rated “Excellent” in both the “Administration” and “Architecture” categories.

“The fact that MicroStrategy was the only vendor to achieve “Excellent” or “Good” ratings in all major 14 functional areas and had the largest number of “Excellent” ratings of any vendor – in eight of fourteen categories – is testament to their focus on innovation and BI Platform architecture,” said Howson, founder of the BI Scorecard.

Forrester Research Cited MicroStrategy as a Leader in its Report Entitled “The Forrester Wave™: Enterprise Business Intelligence Platforms, Q4 2013”

In December 2013, Forrester Research, Inc. cited MicroStrategy as a leader in its report entitled “The Forrester Wave™: Enterprise Business Intelligence Platforms, Q4 2013.” MicroStrategy received its top scores in Product direction, Global presence and install base, and Architecture.

According to the report, “MicroStrategy shines with seamless architecture and a top mobile BI platform. MicroStrategy has grown organically and architected its entire suite as a single platform. Forrester clients find that, after making the initial investment and effort in MicroStrategy, the reusability of all objects and the relational OLAP engine with drill-anywhere capability often result in longer lower-term total cost of ownership. We’ve also seen clients having the most success with enterprise-scalable mobile BI applications delivered on the MicroStrategy platform. Forrester found that MicroStrategy had excellent mobile information delivery, scalability, integrated metadata and reporting, and querying functionality.”

According to the report, MicroStrategy customers praised our data access, information delivery, reporting and querying, operational capabilities, and corporate and product vision. The report found that MicroStrategy is differentiated by its completeness, comprehensiveness, and integration of its entire BI architectural stack.

Dresner Advisory Services Rated MicroStrategy the Number One Overall Offering out of 25 Vendors for Mobile Computing / Mobile Business Intelligence

In December 2013, Dresner Advisory Services rated MicroStrategy the number one overall offering out of 25 vendors for Mobile Computing / Mobile Business Intelligence. This is the third year in a row that MicroStrategy has topped the list of vendors included in Dresner’s Wisdom of Crowds® Mobile Computing / Mobile BI Market Study.

Highlights from the study include:

•	Users in Sales & Marketing business functions have been among the earliest adopters of Mobile BI.

•	Top perceived benefits include pervasive access to information, better and faster decision-making, and better support for increasingly mobile and customer-facing workforce.

•	As in 2011 and 2012, Apple’s iOS devices remain the top priority in terms of what devices organizations are using or plan to use, followed by Android smartphones.

•	Also notable is the continued decline in the RIM Blackberry platform – with more than 50% of respondents indicating “no interest.”

•	From a vertical industry perspective, Retail & Wholesale assign Mobile BI the highest importance and have been among the most ambitious in its adoption – with many examples of excellent use cases related to store and field management.

•	For the most popular mobile platforms (iOS, Android) users still have a strong preference for native apps over web apps.

“Mobile Computing / Mobile BI is not only becoming more pervasive in and across organizations, it’s becoming much more mature and advanced,” said Howard Dresner, Founder and Chief Research Officer, Dresner Advisory Services, and author of the 2013 Wisdom of Crowds® Mobile Computing / Mobile BI Market Study. “Users’ needs have shifted away from simple viewing of charts / reports and KPIs in favor of more sophisticated capabilities including data selection and filtering / drill-down navigation. For the third year in a row, the study rated MicroStrategy the top Mobile BI offering with the highest overall score for Mobile Computing / Mobile BI among all 25 vendors rated.”

MicroStrategy Recognized as the #1 Retail Software Vendor in the 2013 Retail Information Systems News Software LeaderBoard

In December 2013, MicroStrategy was named the top retail software vendor in the 2013 Retail Information Systems (RIS) News Software LeaderBoard. This annual report highlights all of the major retail technology vendors in head-to-head comparisons largely based on retailer evaluations and serves as an objective guide to help retailers find the solutions and vendors they need. MicroStrategy finished in first place in the Top 20 Overall category among an international group of 87 leading retail software vendors. According to Joe Skorupa, Editor-in-Chief of RIS News, all vendors that appear on this master list are “truly retail technology’s best of the best.”

In addition to its number one rank in the Top 20 Overall, MicroStrategy also topped the following LeaderBoard charts:

•	Large Vendor Leaders

•	Broad Suite Vendor Leaders

•	Top Vendors for Tier One Retailers

Furthermore, MicroStrategy ranked in the top 10 in 11 other categories: Leaders in Apparel; Leaders in Specialty Retailing; Leaders in Retail Concentration; Large Vendor Customer Satisfaction; Leaders for Mid-Size Retailers; Leaders in Recommendation Status by Tier One Retailers; Leaders in Product Reliability by Tier One Retailers; Leaders by Apparel Retailers; Leaders in Overall Performance by Tier One Retailers; Leaders in Administration/Maintenance by Tier One Retailers; and Broad Suite Vendor Customer Satisfaction.

MicroStrategy CEO Addressed Technology-based Public Safety Solutions in the Post-9/11 World at POLITICO Panel on Emergency Preparedness

In November 2013, Chairman and CEO Michael Saylor participated on a POLITICO emergency-preparedness panel at the Newseum in Washington, D.C. Saylor discussed how mobile technology provides critical solutions for emergency and disaster response in the post-9/11 world. Among these solutions is MicroStrategy’s Usher™ mobile identity management platform, which represents a transformational mobile app technology for public safety, at a time when the U.S. Department of Commerce is exploring a high-speed, nationwide network of secure communications for the country’s First Responder Network Authority (FirstNet).

Examples of Customer Deals from Q4 2013:

•	Brussels Airport Company

Brussels Airport is the airport to the capital of Europe and is situated seven miles northeast of Brussels, Belgium. It provides flight information and booking services, assistance services, baggage and travel information, and a wide range of other services to both passengers and business partners. Brussels Airport selected MicroStrategy as its new enterprise analytics standard replacing its previous BI solution. A new MicroStrategy customer, Brussels Airport will use the MicroStrategy Analytics Platform™ to analyze its business operations and improve insights into the airport’s operational performance and costs, and will provide executives and managers with information dashboards that display volumes of data in a highly visual and interactive manner. In choosing MicroStrategy, Brussels Airport cited MicroStrategy’s ease of use, interactivity, performance, and scalability.

•	Einstein Noah Restaurant Group Inc.

Einstein Noah Restaurant Group Inc., with headquarters in Lakewood, Colorado, is the nation’s largest operator of bagel bakeries and a leader in the quick casual segment of the restaurant industry, owning retail brands Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel®. Einstein Noah Restaurant Group said an expansion of MicroStrategy licenses will allow it to rapidly deploy and extend its mobile application providing store-level information to its management team. The focus will be on migrating from traditional grid reports to delivering similar information in a highly visual and interactive manner to generate rapid insight into operational performance at the store, region, and brand level. Additionally, Einstein Noah Restaurant Group is using MicroStrategy Mobile™ to monitor restaurant evaluation information from customer surveys providing feedback regarding customer satisfaction. Tracking sales and cost information for each individual store will be combined with customer service ratings, providing company leadership a more detailed view of store and staff performance. Einstein Noah Restaurant Group selected MicroStrategy for its platform’s ease of use, self-service analytics, scalability, and mobile leadership.

•	Elektroskandia Sverige AB

Elektroskandia Sverige AB, with headquarters in Sollentuna, Sweden, is the market leading wholesaler of electronic equipment in Sweden. Elektroskandia chose MicroStrategy to supply its sales managers and field sales force with easy and accurate access to KPIs via the web and mobile devices. Having a single reliable access point to information will help Elektroskandia’s senior leadership make better decisions to increase productivity and overall revenue. Elektroskandia chose MicroStrategy for its low total cost of ownership, scalability, comprehensive analytics platform, and ease of use.

•	Hawaii Medical Service Association (HMSA)

Hawaii Medical Service Association (HMSA), headquartered in Oahu, is an independent licensee of the Blue Cross and Blue Shield Association, as well as Hawaii’s most experienced health plan, insuring more than 50 percent of Hawaii’s population. A recent addition of MicroStrategy licenses will allow HMSA to expand its presence in the community and focus its analytic efforts on understanding consumers by measuring and predicting their behavior. MicroStrategy was chosen for its platform’s ease of use, self-service analytics, and scalability.

•	Michelin

Headquartered in Clermont-Ferrand, France, Michelin is a leading global tire company dedicated to manufacturing and marketing tires for every type of vehicle. Michelin is present in more than 170 countries, has 113,400 employees, and operates 69 production plants in 18 different countries. A MicroStrategy customer since 1998, Michelin uses MicroStrategy for a broad range of analytics applications, including finance, operations, sales and marketing and supply chain analysis. Michelin recently chose to expand its usage of the MicroStrategy Analytics Platform, making it its worldwide analytics standard. MicroStrategy will help Michelin to better monitor the performance of its worldwide manufacturing plants and improve business decisions through visual and mobile analytics. MicroStrategy was selected for its scalability, robustness, ease of use, and comprehensive analytics and mobile architecture.

•	Nomura Research Institute, Ltd.

With headquarters in Tokyo, Nomura Research Institute (NRI) is Japan’s largest consulting firm and has a more than 30-year history of delivering IT services to the world’s largest convenience store chain, with more than 50,000 stores worldwide. NRI selected MicroStrategy to better understand the performance of product sales across 8,000 stores in the US, Canada and Mexico. With MicroStrategy, all levels of managers, from store managers through operations managers, to company executives will be able to track the performance of critical KPIs, improve sales performance and labor productivity, and lower perishable food costs. In selecting MicroStrategy over other analytics products, NRI cited scalability, robustness, ease of use, and MicroStrategy’s leading comprehensive analytics and mobile architecture platforms.

•	S-Group

Headquartered in Helsinki, Finland, S-Group (SOK) is a retailing cooperative organization consisting of 20 regional cooperatives operating across Finland in the markets for groceries, consumer durables, service stations, hotel and restaurant services, agricultural supplies, and car sales. A MicroStrategy customer since 1999, SOK uses MicroStrategy for a broad range of analytics applications, including sales, operations and merchandising. A recent investment in MicroStrategy Mobile licenses will allow SOK executives and management to consume business-critical data on their mobile devices, and react to trends and anomalies quickly. SOK selected MicroStrategy for its strategic focus and leadership in mobility, ease of use, scalability, and device-independent enterprise platform.

•	The Weather Channel

The Weather Channel, with headquarters in Atlanta, Georgia, provides millions of people every day with the world’s best weather forecasts, content, and data, connecting with them through television, online, mobile, and tablet screens. A new MicroStrategy customer, The Weather Channel selected the MicroStrategy Analytics Platform to help them better analyze performance and trends around products, audience, pricing, and revenue. The Weather Channel chose MicroStrategy for its platform’s ease of use, self-service analytics, scalability, and mobile capabilities.

•	Virginia Tech

Virginia Tech is a public land-grant, space-grant, and sea-grant university with its main campus in Blacksburg, Virginia, with other research and educational centers throughout the Commonwealth of Virginia, the National Capital Region, and international locations in Switzerland, India, and the Dominican Republic. Virginia Tech selected MicroStrategy as its enterprise BI software solution. By standardizing its reports and dashboards on MicroStrategy, Virginia Tech will give its end users highly interactive views of university data for admissions and enrollment information, as well as financial and HR data. Virginia Tech selected MicroStrategy for its organically-grown architecture platform, ease of use, superior customer references in the higher education space, as well as for its visualization and reporting capabilities.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States

(“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash expense that the Company believes is not reflective of its general business performance. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of the Company’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide the most flexible, powerful, scalable and user-friendly platforms for analytics, mobile, identity and loyalty, offered either on premises or in the cloud.

The MicroStrategy Analytics Platform™ enables leading organizations to analyze vast amounts of data and distribute actionable business insight throughout the enterprise. Our analytics platform delivers reports and dashboards, and enables users to conduct ad hoc analysis and share their insights anywhere, anytime. MicroStrategy Mobile™ lets organizations rapidly build information-rich applications that combine multimedia, transactions, analytics, and custom workflows. The MicroStrategy Identity Platform™ (branded as MicroStrategy Usher™) provides organizations the ability to develop a secure mobile app for identity and credentials. The MicroStrategy Loyalty Platform™ (branded as MicroStrategy Alert) is a next-generation, mobile customer loyalty and engagement solution. To learn more about MicroStrategy, visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Analytics Platform, MicroStrategy Mobile, MicroStrategy Identity Platform, MicroStrategy Loyalty Platform, and MicroStrategy Usher are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve months Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services	$58,809	$48,095	$160,125	$150,462
Product support	72,504	68,819	277,509	262,048
Other services	34,568	39,072	138,254	153,214

Total revenues	165,881	155,986	575,888	565,724

Cost of revenues
Product licenses and subscription services	5,900	3,801	22,242	12,440
Product support	4,057	4,340	16,617	15,532
Other services	23,012	28,298	99,710	113,104

Total cost of revenues	32,969	36,439	138,569	141,076

Gross profit	132,912	119,547	437,319	424,648

Operating expenses
Sales and marketing	60,891	56,590	215,089	209,975
Research and development	26,035	25,079	98,056	88,190
General and administrative	27,463	24,192	104,734	93,384

Total operating expenses	114,389	105,861	417,879	391,549

Income from continuing operations	18,523	13,686	19,440	33,099
Interest income, net	34	50	497	143
Other expense, net	(1,262)	(1,799)	(3,186)	(1,035)

Income from continuing operations before income taxes	17,295	11,937	16,751	32,207
Provision for (benefit from) income taxes	1,147	3,587	(9,799)	9,734

Income from continuing operations, net of tax	16,148	8,350	26,550	22,473

Discontinued operations
Gain from sale of discontinued operations, net of tax provision ($0 and $0 and $37,548 and $0, respectively)	—	—	57,377	—
Loss from discontinued operations, net of tax benefit ($0 and $85 and $391 and $1,049, respectively)	—	(110)	(595)	(1,927)

Discontinued operations, net of tax	—	(110)	56,782	(1,927)

Net income	$16,148	$8,240	$83,332	$20,546

Basic earnings (loss) per share (1):
From continuing operations	$1.43	$0.74	$2.35	$2.05
From discontinued operations	—	(0.01)	5.02	(0.18)

Basic earnings per share	$1.43	$0.73	$7.37	$1.87

Weighted average shares outstanding used in computing basic earnings (loss) per share	11,301	11,245	11,300	10,995

Diluted earnings (loss) per share (1):
From continuing operations	$1.43	$0.74	$2.35	$2.01
From discontinued operations	—	(0.01)	5.02	(0.17)

Diluted earnings per share	$1.43	$0.73	$7.37	$1.84

Weighted average shares outstanding used in computing diluted earnings (loss) per share	11,301	11,281	11,301	11,174

(1)	Basic and fully diluted earnings (loss) per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2013	December 31, 2012*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$220,171	$223,043
Restricted cash	583	50
Short-term investments	137,198	36
Accounts receivable, net	86,181	89,038
Prepaid expenses and other current assets	14,260	12,689
Deferred tax assets, net	21,555	26,616
Assets held-for-sale	—	10,571

Total current assets	479,948	362,043

Property and equipment, net	85,445	96,751
Capitalized software development costs, net	10,295	10,360
Deposits and other assets	6,622	5,120
Deferred tax assets, net	3,204	3,664

Total Assets	$585,514	$477,938

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$39,946	$40,905
Accrued compensation and employee benefits	79,495	71,789
Deferred revenue and advance payments	113,656	101,249
Deferred tax liabilities	422	523
Liabilities held-for-sale	—	4,689

Total current liabilities	233,519	219,155

Deferred revenue and advance payments	8,970	8,823
Other long-term liabilities	25,511	43,418
Deferred tax liabilities	7,188	6,231

Total Liabilities	275,188	277,627

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,478 shares issued and 9,073 shares outstanding, and 15,462 shares issued and 9,057 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 shares issued and outstanding, and 2,227 shares issued and outstanding, respectively	2	2
Additional paid-in capital	494,086	468,087
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(831)	(1,515)
Retained earnings	292,238	208,906

Total Stockholders’ Equity	310,326	200,311

Total Liabilities and Stockholders’ Equity	$585,514	$477,938

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2013	2012
	(unaudited)	(unaudited)
Operating activities:
Net income	$83,332	$20,546
Plus: (Income) loss from discontinued operations, net of tax	(56,782)	1,927

Income from continuing operations, net of tax	26,550	22,473
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,399	22,454
Bad debt expense	2,281	2,361
Deferred taxes	(3,319)	1,967
Release of liabilities for unrecognized tax benefits	(14,643)	(472)
Share-based compensation expense	2,078	—
Excess tax benefits from share-based compensation arrangements	(23,580)	—
Changes in operating assets and liabilities:
Accounts receivable	676	526
Prepaid expenses and other current assets	(565)	305
Deposits and other assets	794	175
Accounts payable and accrued expenses	(4,786)	3,763
Accrued compensation and employee benefits	8,176	4,578
Deferred revenue and advance payments	13,465	(3,967)
Other long-term liabilities	(2,928)	(2,000)

Net cash provided by operating activities from continuing operations	30,598	52,163
Net cash used in operating activities from discontinued operations	(664)	(2,279)

Net cash provided by operating activities	29,934	49,884

Investing activities:
Proceeds from redemption of short-term investments	87,000	—
Purchases of property and equipment	(11,043)	(29,621)
Purchases of short-term investments	(224,103)	—
Capitalized software development costs	(5,437)	(8,148)
Insurance proceeds	—	3,206
(Increase) decrease in restricted cash and investments	(483)	225

Net cash used in investing activities from continuing operations	(154,066)	(34,338)
Net cash provided by (used in) investing activities from discontinued operations	99,136	(1,495)

Net cash used in investing activities	(54,930)	(35,833)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	341	10,250
Excess tax benefits from share-based compensation arrangements	23,580	—
Payments on capital lease obligations and other financing arrangements	(2,284)	(491)

Net cash provided by financing activities from continuing operations	21,637	9,759
Net cash provided by financing activities from discontinued operations	—	—

Net cash provided by financing activities	21,637	9,759

Effect of foreign exchange rate changes on cash and cash equivalents	(863)	949

Net (decrease) increase in cash and cash equivalents	(4,222)	24,759
Cash and cash equivalents (including held-for-sale of $1,350 and $5,300, respectively), beginning of period	224,393	199,634

Cash and cash equivalents (including held-for-sale of $0 and $1,350, respectively), end of period	$220,171	$224,393

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended December 31,		Twelve months Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Reconciliation of non-GAAP income from continuing operations:
Income from continuing operations	$18,523	$13,686	$19,440	$33,099
Share-based compensation expense	1,634	—	2,078	—

Non-GAAP income from continuing operations	$20,157	$13,686	$21,518	$33,099

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended December 31,		Twelve months Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$55,153	$46,265	$147,879	$147,344
Subscription services	3,656	1,830	12,246	3,118

Total product licenses and subscription services	58,809	48,095	160,125	150,462

Product support	72,504	68,819	277,509	262,048
Other services:
Consulting	30,433	33,971	122,230	134,382
Education	4,135	5,101	16,024	18,832

Total other services	34,568	39,072	138,254	153,214

Total revenues	165,881	155,986	575,888	565,724

Cost of revenues
Product licenses and subscription services:
Product licenses	2,056	1,632	6,606	5,819
Subscription services	3,844	2,169	15,636	6,621

Total product licenses and subscription services	5,900	3,801	22,242	12,440

Product support	4,057	4,340	16,617	15,532
Other services:
Consulting	21,659	26,411	93,661	105,720
Education	1,353	1,887	6,049	7,384

Total other services	23,012	28,298	99,710	113,104

Total cost of revenues	32,969	36,439	138,569	141,076

Gross profit	$132,912	$119,547	$437,319	$424,648